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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 25, 2000, except for Note 12 for which the date is March 26, 2000 relating to the financial statements and financial statement schedule of OpenTV Corp. as of December 31, 1998 and 1999 and for the three years in the period ended December 31, 1999, which appear in OpenTV Corp's Form F-4 as filed with the Securities and Exchange Commission on May 12, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
May 15, 2000